Exhibit 107

Calculation of Filing Fees Table

Form S-3

(Form Type)

Gevo, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.01 per share		(1)	(2)	(2)	-	-	-	-	-	-
	Equity	Preferred Stock, par value $0.01 per share		(1)	(2)	(2)	-	-	-	-	-	-
	Debt	Debt Securities		(1)	(2)	(2)	-	-	-	-	-	-
	Other	Depositary Shares		(1)	(2)	(2)	-	-	-	-	-	-
	Other	Warrants		(1)	(2)	(2)	-	-	-	-	-	-
	Other	Purchase Contracts		(1)	(2)	(2)	-	-	-	-	-	-
	Other	Units		(1)	(2)	(2)	-	-	-	-	-	-
	Unallocated (Universal) Shelf	-	457(o)	(1)	(2)	$250,000,000	0.0001476	$36,900 (3)	-	-	-	-
Fees Previously Paid	-	-	-	-	-	-	-	-	-	-	-	-
Carry Forward Securities
Carry Forward Securities	Unallocated (Universal) Shelf	-	Rule 415(a)(6)	-	-	$500,000,000	-	$55,100 (4)	S-3	333- 252229	March 9, 2023	$55,100
	Total Offering Amounts					$750,000,000	-	$92,000
	Total Fees Previously Paid							-
	Total Fee Offsets							-
	Net Fee Due							$36,900 (4)

(1) There are being registered hereunder such indeterminate number of shares of common stock, preferred stock, debt securities, depositary shares, warrants, purchase contracts, and units comprised of one or more of the other securities that may be offered pursuant hereto to be sold by the registrant from time to time at unspecified prices which shall have an aggregate initial offering price not to exceed $750,000,000. There are also being registered hereunder an indeterminate number of shares of common stock and preferred stock as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. In addition, Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall also cover any additional shares of the registrant’s securities that become issuable by reason of any share splits, share dividends or similar transactions.

(2) The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units. In no event will the aggregate offering price of all securities sold by the registrant from time to time pursuant to this registration statement exceed $750,000,000.

(3) Calculated pursuant to Rule 457(o) under the Securities Act.

(4) On January 19, 2021, the registrant filed a Registration Statement on Form S-3ASR (File No. 333-252229) as a “well-known seasoned issuer” (as such term is defined in Rule 405 of the Securities Act of 1933, as amended). On September 9, 2021, the registrant filed a prospectus supplement pursuant to Rule 424(b)(5) (the “ATM Prospectus Supplement”) to register shares of common stock having an aggregate offering price of up to $500,000,000 and paid the associated filing fee. In connection with the filing of its Annual Report on Form 10-K for the fiscal year ended December 31, 2022, the registrant determined it no longer qualified as a “well-known seasoned issuer”. Accordingly, the registrant filed Post-Effective Amendment No. 1 to the Registration Statement on Form S-3ASR with the SEC on March 9, 2023 for the purpose of including disclosure required for a registrant other than a well-known seasoned issuer, registering $500,000,000 of securities and paying the associated filing fee (which fee was reduced by the fee previously paid in connection with the ATM Prospectus Supplement), and Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 with the SEC on March 9, 2023 in order to convert the Registration Statement on Form S-3ASR to the proper EDGAR submission type for a non-automatic shelf registration statement. The Registration Statement (File No. 333-252229), as amended by Post-Effective Amendment No. 1 and Post-Effective Amendment No. 2, is referred to as the “Prior Registration Statement”.

As of the date hereof, the registrant has not sold any of the $500,000,000 of common stock registered for sale pursuant to the Prior Registration Statement. The registrant is registering the offer and sale of the remaining $500,000,000 that has not been sold pursuant to the Prior Registration Statement (the “Unsold Securities”) in addition to $250,000,000 of new securities. Pursuant to Rule 415(a)(6) under the Securities Act, as amended, the Unsold Securities are being carried forward and the filing fee previously paid in connection with the Unsold Securities will continue to be applied to the Unsold Securities under this registration statement.